UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  December 10, 2013

Echo Therapeutics, Inc.
 (Exact name of Company as specified in its charter)

Delaware	000-23017	41-1649949
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8 Penn Center 1628 JFK Blvd., Suite 300 Philadelphia, PA		19103
(Address of principal executive offices)		(Zip Code)

Company’s telephone number, including area code: (215) 717-4100

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.   Entry into a Material Definitive Agreement.

License, Development and Commercialization Agreement

As previously announced in the press release attached to this report as Exhibit 99.1, Echo Therapeutics, Inc. (the “Company”) and Medical Technologies Innovation Asia, LTD. (“MTIA”) entered into a License, Development and Commercialization Agreement (the “Agreement”) on December 10, 2013.

Subject to the terms and conditions of the Agreement, the Company granted MTIA rights, under certain intellectual property and know-how that relate to the Company’s Symphony® CGM System (the “Product”), to (i) exclusively research, develop, manufacture, and use the Product in connection with the development activities needed for regulatory approval in the People’s Republic of China, Hong Kong, Macau and Taiwan (the “Licensed Territory”), and (ii) exclusively make, have made, use, sell, have sold, offer for sale and import the Product in the Licensed Territory once regulatory approval has been received.  Additionally, subject to the terms and conditions set forth in the Agreement, MTIA received the right to grant certain distribution rights to its affiliates or third parties.

MTIA is responsible for conducting all required clinical trials and all development costs relating to regulatory approval of the Product in the Licensed Territory, as well as manufacturing and marketing costs relating to commercialization of the Product in the Licensed Territory.  MTIA is also responsible for obtaining and maintaining all regulatory approvals from applicable authorities in the Licensed Territory.

Upon the earlier of regulatory approval of the Product by the China Food and Drug Administration or termination of the Agreement by the Company, the Company is required, subject to certain terms and conditions, to reimburse MTIA up to $1,500,000 for development costs incurred by MTIA.  The reimbursement will be in the form of common stock of the Company, valued at $2.71 per share, which was the NASDAQ closing price on December 9, 2013, the date prior to the date the parties entered into the Agreement.  Additionally, the Company and MTIA will share future net sales of the Product generated within the Licensed Territory.

The Company has the option, at its sole discretion, to enter into negotiations with MTIA for supply of the Product in territories that are not licensed to MTIA under the Agreement.

The Agreement has a term of ten (10) years, subject to earlier termination rights including, but not limited to, for breach of the Agreement, change of control events, and certain performance obligations.

Securities Purchase Agreements

Also on December 10, 2013, the Company entered into (i) a Securities Purchase Agreement  with Platinum Partners Value Arbitrage Fund L.P. (“Platinum Value”) and Platinum Partners Liquid Opportunity Master Fund L.P. (“Platinum Liquid”, and together with Platinum Value, the “Platinum Partners”) (the “Platinum Securities Purchase Agreement”) and (ii) a Securities Purchase Agreement with MTIA and Beijing Sino Tau Shang Pin Tech and Development Corp. (“MTIA Affiliate”, and together with MTIA, the “China Purchasers”) (the “MTIA Securities Purchase Agreement”, and together with the Platinum Securities Purchase Agreement, the “Securities Purchase Agreements”).

Pursuant to the Platinum Securities Purchase Agreement, the Platinum Partners purchased an aggregate of 1,818,182 of the Company’s capital stock.  Of that total,  Platinum Partners purchased 69,569 shares of the Company’s common stock, par value $0.01 per share (“Common Stock”), at $2.75 per share, being a premium to the NASDAQ closing price of $2.71 per share on December 9, 2013.  Of the total shares of Common Stock purchased by the Platinum Partners, Platinum Value purchased 55,655 shares and Platinum Liquid purchased 13,914 shares.  In addition, the Platinum Partners purchased a total of 1,748,613 shares of Series E Preferred Stock (“Preferred Stock”) at a purchase price of $2.75 per share, which, under certain conditions, are exchangeable into shares of the Company’s common stock on a one-for-one basis.  The conversion of Preferred Stock into shares of Common Stock, however, is subject to a restriction, which prohibits the conversion of shares of Preferred Stock if the number of shares of Common Stock to be issued pursuant to such conversion would exceed, when aggregated with all other shares of common stock owned by the Platinum Partners and their affiliates at such time, the number of shares of Common Stock which would result in Platinum Partners and their affiliates beneficially owning in excess of 19.99% of all of the Company’s common stock outstanding at such time.  Under the terms of the Platinum Securities Purchase Agreement, the Platinum Partners also received 181,818 warrants, having a five-year term and an exercise price of $2.75 per warrant.  Of the total warrants received, Platinum Value received 145,455 warrants and Platinum Liquid received 36,363 warrants.  The warrants are exercisable six months and one day following the issuance date thereof.  Under the terms of the Platinum Securities Purchase Agreement, the Company has, at the request of the Platinum Partners, agreed to prepare a proxy statement and seek shareholder approval of the issuance of the common stock underlying the Preferred Stock and the warrants.  The Company received the proceeds of $5,000,000 from the sale of the securities to the Platinum Partners on December 10, 2013.

Under the MTIA Securities Purchase Agreement, the MTIA Partners purchased a total of 1,818,182 shares of the Company’s Common Stock also at $2.75 per share.  Of the total shares of Common Stock purchased, MTIA purchased 618,182 shares and MTIA Affiliate purchased 1,200,000 shares.  The China Purchasers also received 181,818 warrants, having a five-year term and an exercise price of $2.75.  Of the total warrants received, 61,818 warrants were allocated to MTIA and 120,000 warrants were allocated to MTIA Affiliate.  The warrants issued to the China Purchasers are also exercisable six months and one day following the issue date.  The Company has not yet received the proceeds of the sale of the securities from the China Purchasers due to administrative issues, primarily related to the governmental currency exchange process in China and the parties have extended the due date of receipt of such proceeds from December 12, 2013 until December 23, 2013.  If the Company does not receive the proceeds by the extended due date, then the Company has the right to terminate the MTIA Securities Purchase Agreement and the License, Development and Commercialization Agreement stated above, unless such date is extended again by mutual written consent.  All other provisions of the MTIA Securities Purchase Agreement remain in effect.

The Company intends to use the proceeds of the sale of these securities for working capital and other general corporate purposes.

Further, pursuant to the Platinum Securities Purchase Agreement and subject to certain conditions, the Company will nominate and use its reasonable best efforts to cause to be elected and cause to remain as a director on the Company’s board of directors (the “Board”) until the Company’s 2014 annual meeting of stockholders, one individual designated by the Platinum Partners (“Platinum Partners Designee”).  Additionally, the Company will nominate, and solicit for election, by the stockholders the Platinum Partners Designee at the Company’s 2014 annual meeting of stockholders.  Under the terms of the MTIA Securities Purchase Agreement, the Company will allow one individual designated by the China Purchasers to attend meetings of the Board as an observer until the date of the 2015 annual meeting of stockholders.

So long as the Platinum Partners hold at least ten percent (10%) of the outstanding common stock, they have a right, subject to certain conditions, to purchase debt or equity securities of any kind that the Company may determine to issue in the future.  The China Purchasers has the same right.  This subscription right terminates upon a consolidation, merger, restructuring, reorganization, recapitalization or other form of acquisition of or by the Company that results in a change of control.

The Platinum Partners and the China Purchasers are also entitled to certain piggy-back registration rights.

In accordance with the terms of the Securities Purchase Agreements, the Company will be withdrawing the Registration Statement on Form S-1 that it filed with the SEC on December 2, 2013.

The statements in this report that are not historical facts, including Symphony’s commercialization opportunity in China, may constitute forward-looking statements that are based on current expectations and are subject to risks and uncertainties that could cause actual future results to differ materially from those expressed or implied by such statements. Those risks and uncertainties include, but are not limited to, risks related to regulatory approvals and the success of Echo's ongoing studies, including the safety and efficacy of Echo's Symphony CGM System, the failure of future development and preliminary marketing efforts related to Echo's Symphony CGM System, Echo's ability to secure additional commercial partnering arrangements, risks and uncertainties relating to Echo's and its partners' ability to develop, market and sell the Symphony CGM System, the availability of substantial additional equity or debt capital to support its research, development and product commercialization activities, and the success of its research, development, regulatory approval, marketing and distribution plans and strategies, including those plans and strategies related to its Symphony CGM System. These and other risks and uncertainties are identified and described in more detail in Echo's filings with the Securities and Exchange Commission, including, without limitation, its Annual Report on Form 10-K for the year ended December 31, 2012, its Quarterly Reports on Form 10-Q, and its Current Reports on Form 8-K. Echo undertakes no obligation to publicly update or revise any forward-looking statements.

Item 3.02.   Unregistered Sales of Equity Securities

The information set forth in Item 1.01 above regarding the Company’s issuance of shares of Common Stock, shares of Series E Preferred Stock and warrants is hereby incorporated into this Item 3.02.  The shares of Common Stock, shares of Series E Preferred Stock and warrants were offered and sold in transactions exempt from registration under the Securities Act of 1933, in reliance on Section 4(2) thereof.

Item 7.01.   Regulation FD Disclosure.

On December 10, 2013, the Company issued a press release announcing the Agreement and the Securities Purchase Agreements.  A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.   Financial Statements and Exhibits.

The Exhibit 99.1 press release issued by the Company on December 10, 2013 listed in the Exhibit Index immediately preceding such Exhibit is filed with or incorporated by reference in this report.

SIGNATURES

              Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ECHO THERAPEUTICS, INC.
Dated: December 13, 2013	By: /s/ Robert F. Doman
Robert F. Doman
Executive Chairman and Interim Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release issued by the Company on December 10, 2013.